                                                                    EXHIBIT 16
                          CAPSTONE GOVERNMENT INCOME FUND
                         SCHEDULE FOR COMPUTATION OF YIELD



     Yield     =    2[(a - b) + 1)6 - 1]
                         cd

          a    =    dividends and interest earned during the period,

          b    =    expenses accrued for the period (net of reimbursements),

          c    =    the average daily number of shares outstanding during the
                    period that were entitled to receive dividends, and

          d    =    the maximum offering price per share on the last day of the period.



                                *****************************



           Yield     =    2[(338,137.38 - 42,800.49) + 1)6 - 1]
                            ------------------------
                             (13,914,465.873)(4.98)

                     =    5.169% (for 1 month period ending November 30, 1995)

                        CAPSTONE GOVERNMENT INCOME FUND
             SCHEDULE OF COMPUTATION FOR AVERAGE ANNUAL TOTAL RETURN



     P (1 + T)n     =    ERV

               P    =    a hypothetical initial payment of $1,000,

               T    =    the average annual total return,

               n    =    the number of years,

            ERV     =    the ending redeemable value of a hypothetical
                         $1,000 payment made at the beginning of the period.

                            *****************************

The Fund's average annualized total return for the one year period ending November 30, 1995 is 5.177%.

                            $1,000 (1 + .05177)1 = ERV

                                       $1,051.77 = ERV

An initial payment of $1,000 invested on 12/01/94 will result in 205.761 shares. Income distribution of $0.125 resulted in 5.438 additional shares rendering a total of 211.199 shares. On 11/30/95 the net asset value of Capstone Government Income Fund was $4.98 per share, thereby creating a total market value of $1,051.77 and yielding an average annual total return of 5.177%.

                          *****************************

The Fund's average annualized total return for the five year period from December 1, 1990 to November 30, 1995 is 4.165%.

                           $1,000 (1 + .04165)5 = ERV

                                      $1,226.33 = ERV

An initial payment of $1,000 on 12/01/90 will result in 220.264 shares. Income distributions of $0.532 resulted in 25.987 additional shares, rendering a total of 246.251 shares. At 11/30/95 the net asset value of Capstone Government Income Fund was $4.98 per share, thereby creating a total market value of $1,226.33 and yielding an average annual total return of 4.165%.

                          *****************************

The Fund's average annualized total return for the ten year period from December 1, 1985 to November 30, 1995 is 5.926%.

                           $1,000 (1 + .05926)10 = ERV

                                       $1,778.33 = ERV

An initial payment of $1,000 on 12/01/85 will result in 202.840 shares. Income distributions of $2.862 resulted in 154.254 additional shares, rendering a total of 357.094 shares. At 11/30/95 the net asset value of Capstone Government Income Fund was $4.98 per share, thereby creating a total market value of $1,778.33 and yielding an average return of 5.926%.

                           CAPSTONE GOVERNMENT INCOME FUND
                      SCHEDULE OF COMPUTATION FOR TOTAL RETURN



     P (1 + T)      =    ERV

                P   =    a hypothetical initial payment of $1,000,

               T    =    the total return,

               ERV  =    the ending redeemable value of a hypothetical
                         $1,000 payment made at the beginning of the period.

                             *****************************

The Fund's total return for the one year period ending November 30, 1995 is 5.177%.

                              $1,000(1 + .05177) = ERV

                                       $1,051.77 = ERV

An initial payment of $1,000 invested on 12/01/94 will result in 205.761 shares. Income distributions of $0.125 resulted in 5.438 additional shares rendering a total of 211.199 shares. On 11/30/95 the net asset value of Capstone Government Income Fund was $4.98 per share, thereby creating a total market value of $1,051.77 and yielding a total return of 5.177%.

                            *****************************

The Fund's total return for the five year period from December 1, 1990 to November 30, 1995 is 22.633%.

                             $1,000(1 + .22633) = ERV

                                      $1,226.33 = ERV


An initial payment of $1,000 on 12/01/90 will result in 220.264 shares. Income distributions of $0.532 resulted in 25.987 additional shares, rendering a total of 246.251 shares. At 11/30/95 the net asset value of Capstone Government Income Fund was $4.98 per share, thereby creating a total market value of $1,226.33 and yielding a total return of 22.633%.

                             *****************************

The Fund's total return for the ten year period from December 1, 1985 to November 30, 1995 is 77.833%.

                             $1,000 (1 + .77833) = ERV

                                       $1,778.33 = ERV

An initial payment of $1,000 on 12/01/85 will result in 202.840 shares. Income distributions of $2.862 resulted in 154.254 additional shares, rendering a total of 357.094 shares. At 11/30/95 the net asset value of Capstone Government Income Fund was $4.98 per share, thereby creating a total market value of $1,778.33 and yielding a total return of 77.833%.